Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 12, 2014, on our audit of the financial statements of Century Communities, Inc. We also consent to the references to our firm under the caption “Experts.”

/s/ BKD, LLP

Denver, Colorado

May 20, 2014